Exhibit 16(c)(xxiii)

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Citi | Investment Banking Project Stellar Special Committee Discussion Materials June 19, 2026 Strictly Private and Confidential

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Confidential Material Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Special Committee”) of Utz Brands, Inc. (the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with a possible transaction involving the Company. The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and public sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi. The accompanying material was not prepared for use by readers not as familiar with the Company as the Special Committee of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice. 2

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee 1. Transaction Overview

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Summary of Ithaca’s Non-Binding Proposal (June 16, 2026) • Acquire all fully diluted Class A shares of Ulysses for $14.10/share in cash Proposal • Roll over all existing units of Ulysses Brands Holdings, LLC (“UBH”) held by the Rice / Lissette family (the “Family”) • Cancel all existing Class V shares • Reverse subsidiary merger via newly formed U.S. subsidiary of Ithaca Transaction • Ulysses will continue to operate as a holding company, holding interests of UBH Structure • Post-close initial ownership: 50% Ithaca / 50% Family • Termination and settlement of Tax Receivable Agreement for a cash payment of $44mm TRA • Reinvestment of the after-tax TRA proceeds by the Family into the pro forma company • No financing condition Financing • Ithaca’s equity investment will be funded through a combination of new EUR 500mm bridge and / or term loan and Ithaca’s existing EUR 800mm syndicated RCF • Substantially completed all business diligence and already provided a concise list of the remaining confirmatory diligence items • Site visits at selected facilities between June 30 and July 2 Due Diligence • Targeted sessions with selected members of management team including, CEO, Sales Director, HR Director, Supply Chain Director, and Manufacturing Director • Potentially finalize and sign definitive transaction agreement within the next 4 weeks Ithaca Advisors • BofA (Financial), Skadden (Legal), EY (Accounting & Tax) Internal Approvals • Proposal has received all required internal approvals from both the Ithaca Board and the shareholders of Ithaca • The revised proposal is conditioned upon approval by Ulysses’ Special Committee and approval of a majority of disinterested Ulysses stockholders Approvals & • Proposal remains subject to confirmatory diligence and proposed transaction will be subject to customary closing conditions (including regulatory approvals) Conditions • Execution of definitive transactions agreement conditioned on obtaining the Family’s consent, as required under the Investor Rights Agreement 4

Summary of Proposed Sources and Uses Sources and Uses Sources $ in mm % Ithaca Equity Investment $912 31% Family Rollover of LLC Interests 780 26 Family Reinvestment of Net TRA Proceeds 33 1 New Term Loan B 1,094 37 Rolled Equipment Loans 167 6 Total Sources $2,986 100% Uses $ in mm % Purchase of Ulysses Class A Shares $1,285 43% Family Rollover of LLC Interests 780 26 Refinance Existing Ulysses Net Debt 600 20 Rolled Equipment Loans 167 6 Settle TRA Liability 44 1 Minimum Cash 20 1 Illustrative Sellside Fees 50 2 Illustrative Financing Fees and Other Expenses 39 1 Total Uses $2,986 100% Source: Ithaca proposal. (1) Includes $10mm of public company cost savings per Ulysses management. Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Pro Forma Capitalization Per Proposal Maturity $ in mm Cash & Cash Equivalents $20 New Term Loan B 7-Year 1,094 Rolled Equipment Loans Various 167 Total Debt at Close $1,261 Net Debt at Close $1,241 (1) YE26E Pro Forma Credit Statistics 2026E Adj. EBITDA Proposal Standalone Net Debt of $767mm / 2026E Adj. EBITDA $242 5.1x Ulysses Mgmt. Standalone Net Debt of $708mm / 2026E Adj. EBITDA 242 4.9 5

Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Ithaca Proposal Evolution

		@ Market	March 18th Proposal	April 2nd Proposal	April 16th Proposal	April 21st Proposal	June 16th Proposal	Delta to March 18th Proposal
($ in millions, except per share data)		$7.05	$11.00	$11.75	$13.75	$14.00	$14.10	$3.10 / 28.2%
Share Price - Premium (Discount) to:	***Metric***							
Last Close (June 18, 2026)	*$7.05*	--	56.0%	66.7%	95.0%	98.6%	100.0%	44.0%
Close as of June 16 (June 16th Proposal)	*7.24*	(2.6%)	51.9	62.3	89.9	93.4	94.8	42.8
Close as of April 20 (April 21st Proposal)	*7.62*	(7.5)	44.4	54.2	80.4	83.7	85.0	40.7
Close as of April 15 (April 16th Proposal)	*7.74*	(8.9)	42.1	51.8	77.6	80.9	82.2	40.1
Close as of April 1 (April 2nd Proposal)	*7.72*	(8.7)	42.5	52.2	78.1	81.3	82.6	40.2
Close as of March 17 (March 18th Proposal)	*7.61*	(7.4)	44.5	54.4	80.7	84.0	85.3	40.7
30-Day VWAP	*7.29*	(3.3)	51.0	61.2	88.7	92.1	93.5	42.5
90-Day VWAP	*7.88*	(10.6)	39.5	49.0	74.4	77.6	78.8	39.3
Intra-day 52-Week High (July 23, 2025)	*14.67*	(51.9)	(25.0)	(19.9)	(6.3)	(4.6)	(3.9)	21.1
Intra-day 52-Week Low (June 4, 2026)	*6.78*	4.0	62.2	73.3	102.8	106.5	108.0	45.7
Research Analyst Price Target Median	*12.00*	(41.3)	(8.3)	(2.1)	14.6	16.7	17.5	25.8
Firm Value Build								
Fully Diluted Shares Outstanding (mm)[1]		146.5	146.5	146.5	146.5	146.5	146.5	
Equity Value		$1,033	$1,612	$1,722	$2,015	$2,051	$2,066	$454 / 28.2%
(+) Debt as of Q1 2026 (March 29, 2026)		862	862	862	862	862	862	
(-) Cash as of Q1 2026 (March 29, 2026)		(74)	(74)	(74)	(74)	(74)	(74)	
Firm Value		$1,821	$2,399	$2,509	$2,802	$2,839	$2,854	$454 / 18.9%
Implied Valuation Metrics	***Metric***							
FV / LTM EBITDA (March 29, 2026)	*$220*	8.3x	10.9x	11.4x	12.7x	12.9x	13.0x	2.1x
Ulysses LRP								
FV / 2026AOP EBITDA	*$232*	7.9x	10.4x	10.8x	12.1x	12.3x	12.3x	2.0x
FV / 2027E EBITDA	*246*	7.4	9.8	10.2	11.4	11.5	11.6	1.8
Consensus[2]								
FV / 2026E EBITDA	*$231*	7.9x	10.4x	10.9x	12.1x	12.3x	12.4x	2.0x
FV / 2027E EBITDA	*240*	7.6	10.0	10.5	11.7	11.8	11.9	1.9

Source: Ulysses Forecasts, public filings, Bloomberg, FactSet. Market data as of June 18, 2026.
Note: Ulysses fiscal year ends the last Sunday closest to December 31. 30-Day and 90-Day VWAPs from Bloomberg. Research Analyst Price Target Median excludes brokers who did not report after Q1 2026.
(1) FDSO assumes Treasury Stock Method including 143.89mm basic shares, 0.02mm options with strike price of $13.14, 0.38mm options with strike price of $15.51, 0.26mm options with strike price of $16.34, and 2.63mm RSUs / PSUs outstanding.
(2) Per FactSet. Excludes brokers who did not update post Q1 2026 earnings.

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Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee 2. Preliminary Financial Analyses

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Ulysses Relative Share Price Performance Last 3 Years Share Price Performance Share Price Performance (June 18, 2023 – June 18, 2026; Rebased to Ulysses) 1-Month YTD 1-Year 2-Year 3-Year Ulysses (4.0%) (31.5%) (47.0%) (59.6%) (56.7%) $40 Mid-Cap Food 7.0 (41.4) (61.5) (66.3) (65.9) S&P 500 1.3 9.4 25.4 36.7 70.1 $30 +70.1% $20 $16.30 $7.05 $10 (56.7%) (65.9%) — Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 Jun-26 Ulysses Mid-Cap Food S&P 500 Relative Share Price Performance – Last 52 Weeks Relative Share Price Performance – Since First Proposal (June 18, 2025 – June 18, 2026) (March 17, 2026 – June 18, 2026) 25.4% Mid-Cap Food Mid-Cap Food 11.7% (9.3%) (3.9%) (7.4%) (8.8%) (10.9%) (21.5%) (16.4%) (33.3%) (36.7%) (23.0%) (47.0%) (24.6%) (51.0%) (61.5%) (48.9%) (84.4%) Ulysses S&P 500 Ulysses S&P 500 8 Source: FactSet. Market data as of June 18, 2026. Note: Mid-Cap Food index includes Post Holdings, Flowers Foods, Marzetti, B&G Foods, BellRing, Simply Good Foods, and J&J Snack Foods.

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Ulysses Next Twelve Months EBITDA Multiple Over Time Last 3 Years Firm Value / Next Twelve Months EBITDA Median FV / NTM EBITDA (June 18, 2023 – June 18, 2026) 1-Month YTD 1-Year 2-Year 3-Year 20x Ulysses 7.8x 8.2x 9.8x 12.1x 13.3x Mid-Cap Food 7.4 7.8 8.5 11.4 12.3 17.2x 1515x .7x 10x 7.7x (9.5x) ∆ 7.3x (8.4x) ∆ 5x Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Sep-24 Dec-24 Mar-25 Jun-25 Sep-25 Dec-25 Mar-26 Jun-26 Ulysses Mid-Cap Food Relative FV / NTM EBITDA – Last 52 Weeks Relative FV / NTM EBITDA – Since First Proposal (June 18, 2025 – June 18, 2026) (March 17, 2026 – June 18, 2026) Mid-Cap Food Mid-Cap Food 0.3x 0.0x (0.0x) (1.1x) (0.3x) (0.3x) (0.5x) (0.7x) (0.7x) (2.5x) (3.7x) (4.4x) (5.9x) (7.6x) (10.1x) (3.9x) Ulysses Ulysses 9 Source: FactSet. Market data as of June 18, 2026. Note: Mid-Cap Food index includes Post Holdings, Flowers Foods, Marzetti, B&G Foods, BellRing, Simply Good Foods, and J&J Snack Foods.

Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Ulysses Summary Financial Forecast

Historicals
Ulysses LRP
Wall Street Consensus

Net Sales

($ in millions)


$1,438
$1,405
$1,439
$1,513
$1,496
$1,541
$1,517
$1,609
$1,673
$1,770
$1,803
2023A
2024A
2025A
2026AOP(1)
2027E
2028E
2029E
2030E(1)
2031E
Based on 52-wks: 3.2%
Based on 52-wks: 3.8%
Based on 52-wks: 3.8%
Based on 52-wks: 3.8%

% Growth

2023A	2024A	2025A	2026AOP	2027E	2028E	2029E	2030E	2031E
2.1%	(2.3%)	2.4%	5.2%/ 4.0%	1.8%/ 1.4%	4.4%	4.0%	5.8%	1.8%

Adj. Gross Profit

($ in millions)


$351
$414
$465
$503
$495
$534
$504
$567
$599
$637
$650
2023A
2024A
2025A
2026AOP(1)
2027E
2028E
2029E
2030E(1)
2031E

% Margin

2023A	2024A	2025A	2026AOP	2027E	2028E	2029E	2030E	2031E
24.4%	29.4%	32.3%	33.2%/ 33.1%	34.7%/ 33.2%	35.2%	35.8%	36.0%	36.1%

Adj. EBITDA(2)

($ in millions)


$187
$200
$216
$232
$231
$246
$240
$263
$283
$310
$325
2023A
2024A
2025A
2026AOP(1)
2027E
2028E
2029E
2030E(1)
2031E

% Margin

2023A	2024A	2025A	2026AOP	2027E	2028E	2029E	2030E	2031E
13.0%	14.3%	15.0%	15.3%/ 15.4%	16.0%/ 15.9%	16.3%	16.9%	17.5%	18.1%

Adj. EBITDA(2) less Capex

($ in millions)


$132
$91
$107
$168
$151
$193
$181
$205
$225
$251
$267
2023A
2024A
2025A
2026AOP(1)
2027E
2028E
2029E
2030E(1)
2031E

% Conversion

2023A	2024A	2025A	2026AOP	2027E	2028E	2029E	2030E	2031E
70.2%	45.6%	49.6%	65.1%/ 72.7%	78.5%/ 75.5%	78.2%	79.4%	81.2%	82.1%

Source: Financial forecasts and other information and data relating to Ulysses prepared by Ulysses management ("Ulysses Forecasts"), public filings, FactSet. Market data as of June 18, 2026.
(1) 2026AOP and 2030E reflect 53-week year (vs. 52 weeks in other years).
(2) EBITDA is not burdened by share based compensation.

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Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Summary of Preliminary Financial Analysis

Current Share Price: $7.05

Proposal Share Price $14.10

	Implied Equity Value per Class A Share Reference Ranges	Assumptions	Implied Firm Value ($bn) Low	Implied Firm Value ($bn) High	Implied FV / 2026AOP EBITDA EBITDA of $232mm Low	Implied FV / 2026AOP EBITDA EBITDA of $232mm High
Illustrative Discounted Cash Flow Analysis	$11.10 – $15.50	• Valuation date of March 29, 2026 (Q1 2026) • Assumes 7.7% - 8.3% WACC • Assumes 1.5% - 2.5% perpetuity growth rate • Does not express view on or give effect to any payment under the tax receivable agreement	$1.5	$1.9	10.3x	13.1x
Illustrative Future Share Price Analysis	$7.65 – $12.10	• Based on NTM Ulysses multiple range of 7.7x (current) to 9.8x (1-year median) • Applied to 2027E - 2029E EBITDA of $246mm, $263mm, $283mm, respectively • Discounted at a midpoint cost of equity of 9.5%	$1.9	$2.6	8.2x	11.1x
Selected Publicly Traded Companies Analysis	$5.20 – $8.55	• Based on + / - 1.0x median of Selected Mid-Cap Food Public Companies • Reflects range of 6.3x to 8.3x 2027E EBITDA • Based on 2027E EBITDA of $246mm	$1.5	$2.0	6.7x	8.8x
Selected Precedent Transactions Analysis	$10.25 – $13.25	• Based on + / - 1.0x median Selected Mid-Cap Food Precedent Transactions • Reflects range of 10.4x to 12.4x LTM EBITDA • Based on LTM EBITDA March 29, 2026 of $220mm	$2.3	$2.7	9.9x	11.8x
For Reference Only: All Cash Premiums Paid	$9.15 – $10.55	• Based on median of all-cash premiums paid since 2023 • 30% - 50% selected range of premia to current Ulysses price per share of $7.05	$2.1	$2.3	9.2x	10.1x
For Reference Only: 52-Week Intraday Trading Range	$6.78 – $14.67	• 52-week intra-day high on July 23, 2025 • 52-week intra-day low on June 4, 2026	$1.8	$2.9	7.7x	12.7x
For Reference Only: Selected Research Analyst Price Targets (Not Discounted)	$8.50 – $15.00	• Low of $8.50 per share (UBS) • High of $15.00 per share (RBC) • Median of $12.00 per share • Total Price Targets: 10	$2.0	$3.0	8.8x	12.9x

Source: Ulysses Forecasts, public filings, FactSet. Market data as of June 18, 2026.
Note: Ulysses fiscal year ends the last Sunday closest to December 31. Implied share price rounded to the nearest $0.05 (except for 52-week Intraday Trading Range).

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Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Financial Analysis Comparison vs. March 30, 2026 Ulysses Committee Meeting

Updated Balance Sheet and Shares to March 29, 2026 (Q1 2026) vs. December 28, 2026 (FYE)

- Cash balance of $74mm vs. previously $120mm
- Debt balance of $862mm vs. previously $870mm
- FDSO of 146.5 (92.1 Class A) vs. previously 145.6

	March 30, 2026 — Implied Equity Value per Share Reference Ranges (March 30 Share Price: $7.83; Proposal Share Price $11.00)	June 18, 2026 — Implied Equity Value per Class A Share Reference Ranges (Current Share Price: $7.05; Proposal Share Price $14.10)	Assumption Adjustments
Illustrative Discounted Cash Flow Analysis	$10.20 – $14.25	$11.10 – $15.50	• Values only Class A shares (62.2%) vs. previously valued WholeCo • 7.7% - 8.3% WACC vs. previous range of 8.0% - 8.6% • Ulysses unlevered asset beta of 0.60 vs. previous unlevered asset beta of 0.63 • Median net debt to total capital of 50.3% vs. previous median of 37.0% • Tax rate of 25.9% vs. previous rate of 27.7% per Ulysses management
Illustrative Future Share Price Analysis	$8.30 – $14.90	$7.65 – $12.10	• Same methodology as prior • NTM multiple range of 7.7x (current) to 9.8x (1-year median) vs. previous range of 8.1x - 11.7x • Discounted at cost of equity of 9.5% vs. previous cost of equity of 9.8%
Selected Publicly Traded Companies Analysis (FV / 2027E)	$6.00 – $9.35	$5.20 – $8.55	• Same selected publically traded company set as prior • Range of 6.3x - 8.3x 2027E EBITDA vs. previous range of 6.6x - 8.6x 2027E EBITDA
Selected Precedent Transactions Analysis	$10.30 – $13.25	$10.25 – $13.25	• Same selected precedent transaction set as prior • Reflects LTM EBITDA March 29, 2026 of $220 vs. previous LTM EBITDA December 28, 2025 of $216
For Reference Only: All Cash Premiums Paid	$10.20 – $11.75	$9.15 – $10.55	• 30% - 50% premium to current Ulysses price of $7.14 vs. March 29, 2026 Ulysses prioce of $7.83
For Reference Only: 52-Week Intraday Trading Range	$7.12 – $14.67	$6.78 – $14.67	• 52-week intra-day low of June 4, 2026 vs.previous intra-day low of March 25, 2026
For Reference Only: Selected Research Analyst Price Targets (Not Discounted)	$10.00 – $17.00	$8.50 – $15.00	• Low of $8.50 per share (UBS) vs. previous low of $10.00 per share (UBS) • High of $15.00 per share (RBC) vs. previous high of $17.00 per share (RBC) • Median of $12.00 per share vs. previous median of $13.00 per share • 10 total price targets vs. 9 total price targets previously (BTIG initiated at $10 per share)

Source: Ulysses Forecasts, public filings, FactSet. Market data as of March 30, 2026 & June 18, 2026.
Note: Ulysses fiscal year ends the last Sunday closest to December 31. Implied share price rounded to the nearest $0.05 (except for 52-week Intraday Trading Range).

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Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Ulysses Preliminary Financial Analysis Sensitivities

Illustrative Impact to Equity Value per Share (Class A Shareholders)
Illustrative Discounted Cash Flow Analysis

Low $11.10 | Midpoint $13.00 | High $15.50

Metric	Driver	Sensitivity	Downside Impact	Upside Impact
Revenue Growth	2025A – 2031E CAGR: 3.8%	2026AOP – 2031E (1.0%) / + 1.0%	($0.80)	$0.80
Adj. EBITDA Margin	2025A: 15.0% 2026AOP: 15.3% 2031E: 18.1%	2026AOP – 2031E (0.5%) / + 0.5%	($0.70)	$0.70
Tax Rate[1]	2026AOP: 10.0% 2027E – 2031E: 25.9%	2027E – 2031E + 1.0% / (1.0%)	($0.25)	$0.25
WACC	7.7% - 8.3%	+ 25 bps / (25 bps)	($0.75)	$0.80
PGR	1.5% - 2.5%	(25 bps) / + 25 bps	($0.55)	$0.60
Additional DCF Years	2026AOP – 2031E 2031E Revenue Growth: 3.8% 2031E EBITDA Margin: 18.1%	Addition of 2032E – 2035E Revenue Growth: 3.0% EBITDA Margin: 18.1%		$0.50

Illustrative Discounted Future Share Price Analysis[2]

$9.90

Metric	Driver	Sensitivity	Downside Impact	Upside Impact
2028E Future Share Price	7.7x NTM EBITDA	(0.5x) / + 0.5x	($0.80)	$0.75

Source: Ulysses Forecasts, public filings, FactSet. Market data as of June 18, 2026.
Note: Valuation date as of 3/29/2026. Ulysses fiscal year ends the last Sunday closest to December 31. Mid-year discount method for cashflows. Implied share price rounded to the nearest $0.05. Does not express view on or give effect to any payments under the tax receivable agreement whether existing or in connection with the transaction.
(1) Tax rate sensitivity applied exclusively to Cash EBIT in DCF analysis; does not apply to WACC analysis.
(2) Discounted at an illustrative cost of equity of 9.5%.

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Appendix

Revision by Citi’s Fairness Opinion Committee Ulysses Discounted Cash Flow Analysis Attributable to Class A Shareholders For the Fiscal Year Ending Last Sunday Closest to December 31, Terminal ($ in millions) Q2—Q4 2026AOP 2027E 2028E 2029E 2030E 2031E Year(1) Net Sales $1,123 $1,541 $1,609 $1,673 $1,770 $1,803 $1,803 % Growth — 1.8% 4.4% 4.0% 5.8% 1.8% % Growth (based on 52-week year) — 3.8% 4.4% 4.0% 3.8% 3.8% Adj. EBITDA $180 $246 $263 $283 $310 $325 $325 % Margin 16.1% 16.0% 16.3% 16.9% 17.5% 18.1% (-) Depreciation & Amortization (81) (107) (104) (104) (102) (102) (58) (-) Share Based Compensation (14) (17) (17) (17) (17) (17) (17) (+) Proceeds from Asset Sales 25 -—————-(-) Total Restructuring and Transformation (31) (25) (15) (15) (15) (15) — Cash EBIT $80 $97 $126 $147 $175 $191 $250 % Margin 7.1% 6.3% 7.9% 8.8% 9.9% 10.6% (-) Taxes (8) (25) (33) (38) (45) (49) (65) % Tax Rate 10.0% 25.9% 25.9% 25.9% 25.9% 25.9% 25.9% NOPAT $72 $72 $94 $109 $130 $141 $185 (+) Depreciation & Amortization 81 107 104 104 102 102 58 (-) PP&E Capex (47) (42) (48) (50) (52) (52) (52) (-) Cloud Capex (15) (11) (9) (8) (6) (6) (6)(2) (-) Change in NWC (30) (8) (8) (8) (8) (9) (5) Unlevered Free Cash Flow to Operating Business $61 $118 $133 $146 $166 $177 $181 Ownership % (Fully Diluted)—Class A (3) 62.2% 62.2% 62.2% 62.2% 62.2% 62.2% 62.2% Unlevered Free Cash Flow to C-Corp (Class A) $38 $73 $83 $91 $103 $110 $112 ($ in millions, except per share values) Sensitivity Analysis Firm Value Adjustments Perpetuity Growth Rate Perpetuity Perpe uity Growth Growth Rate Rate Firm Value of C-Corp (Class A) (at midpoint) Perpetuity Growth Rate $1,662 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% (-) Debt as of 3/29/2026 (Pro Rata @ 62.2%—Class A) (536) WACC Firm Value of C-Corp (Class A)($ in mm) as of March 29, 2026 WACC Implied Terminal EBITDA Multiple (+) Cash as of 3/29/2026 (Pro Rata @ 62.2%—Class A) 46 7.7% $1,636 $1,751 $1,888 7.7% 9.4x 10.3x 11.3x (+) NPV of NOLs(4) (100% to Class A) 13 8.0 1,559 1,662 1,784 8.0 9.0 9.8 10.7 Equity Value of C-Corp (Class A) $1,185 8.3 1,488 1,581 1,690 8.3 8.6 9.3 10.2 Common Shares Outstanding (mm)—Class A Shareholders 88.5 WACC Implied Equity Value per Share(4) WACC Implied 2026E EBITDA Multiple (+) Options (TSM) (mm) — 7.7% $12.71 $13.97 $15.48 7.7% 11.4x 12.2x 13.1x (+) RSUs / PSUs (mm) 2.6 8.0 11.86 13.00 14.33 8.0 10.8 11.5 12.4 Fully Diluted Shares Outstanding (mm)—Class A Shareholders 91.2 8.3 11.09 12.11 13.31 8.3 10.3 11.0 11.7 Equity Value Per Share—Class A Shareholders $13.00 Source: Ulysses Forecasts, public filings, FactSet. Market data as of June 18, 2026. (3) Includes 88.5mm Class A shares outstanding and 2.6mm RSUs / PSUs (assuming target; recent historical performance yielded 90% payout) and excludes 55.3mm Class V Note: Valuation date as of 3/29/2026. Ulysses fiscal year ends the last Sunday closest to December 31. Mid-year discount method for cashflows. Assumes Class A fully diluted shares outstanding and OTM options from numerator (based on current share price). ownership of 62.2%. Does not express view on or give effect to any payments under the tax receivable agreement whether existing or in connection with the transaction. (4) Includes NOLs carryforwards of $93mm as of December 28, 2025, assumed utilized against EBIT (for illustrative purposes) and discounted 15 (1) Terminal change in net working capital assumed to be proportionate to midpoint of PGR of 2.0% based on 3.8% net sales growth in final year. at 8.2% (midpoint of illustrative WACC range). NPV of NOLs added as an adjustment to firm value to capture the inherent benefit (2) Terminal change in NWC based on midpoint of implied perpetuity growth rate. of the NOLs that is otherwise not reflected through LRP cashflows.

Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Illustrative WACC

WACC Build-Up

Target Net Debt / Total Capital:		35.0 –	45.0 %
Median Capital Structure of Selected Companies:			50.3 %
After-Tax Cost of Debt:			5.7 %
Expected Long-Term Yield:			7.8 %
– Current Statutory Marginal Tax Rate:			25.9 %[1]
Cost of Equity:	5.7% Equity Market Risk Premium	9.0 –	9.3 %
	6.7% Equity Market Risk Premium	9.7 –	10.1 %
Risk-Free Rate (20-Year CMT Bond):			4.9 %
Assumed Equity Market Risk Premium - low:			5.7 %
Assumed Equity Market Risk Premium - high:			6.7 %
Relevered Equity Beta:		0.71 –	0.78
– Unlevered Asset Beta:			0.60[2]
– Selected "Standard" Beta Measurement Period (Years):			5
– Implied Net Debt / Equity Ratio:		53.8 –	81.8 %
Small Cap Risk Premium:			0.0 %
High-Yield Issuer? (Y / N)			Y
Weighted Average Cost of Capital:		7.7 –	8.3 %
	5.7% Equity Market Risk Premium	7.8 –	7.7 %
	6.7% Equity Market Risk Premium	8.3 –	8.1 %

Low-end of WACC is based on low-end of equity market risk premium (5.7%) and high-end of net debt / total capital ratio. High-end is based on high-end of equity market risk premium (6.7%) and low-end of capital structure.

Cost of Debt Related Metrics

	Value of Net Debt	Market Value of Equity	Net Debt / Total Capital	Current Statutory Marginal Tax Rate	Long-Term Yield
Flowers Foods	$1,711	$1,689	50.3%	25.0%	6.3%
B&G Foods	1,941	346	84.9	25.0	8.2
Simply Good Foods	289	1,158	20.0	25.0	5.5
Post Holdings	6,781	4,151	62.0	25.0	6.4
BellRing Brands	1,152	1,108	51.0	25.0	7.3
The Marzetti Company	182	2,952	5.8	25.0	NA
J&J Snack Foods	(29)	1,406	(2.1)	25.0	NA
Median	**$1,152**	**$1,406**	**50.3%**		**6.4%**
Average	**1,718**	**1,830**	**38.8**		**6.7**
Ulysses	$788	$1,033	43.3% [3]	25.9%[1]	7.8%

Cost of Equity Related Metrics

	Adjusted Equity Beta (Bloomberg)[4]	Beta Estimation Period (Yrs)	High Yield Issuer	Debt Beta	Unlevering Tax Rate	Unlevered Asset Beta[5][6]
Flowers Foods	0.50	5.0		0.0	25.0%	0.28
B&G Foods	0.73	5.0	Y	0.3	25.0	0.38
Simply Good Foods	0.61	5.0	Y	0.3	25.0	0.56
Post Holdings	0.57	5.0	Y	0.3	25.0	0.42
BellRing Brands	0.72	5.0	Y	0.3	25.0	0.53
The Marzetti Company	0.48	5.0		0.0	25.0	0.46
J&J Snack Foods	0.54	5.0		0.0	25.0	0.55
Median	**0.57**					**0.46**
Average	**0.59**					**0.46**
Ulysses	0.76	5.0	Y	0.3	25.9%[1]	0.60

Source: Public filings, Bloomberg, and FactSet. Market data as of June 18, 2026.
(1) Tax rate per Ulysses management.
(2) Reflects unlevered asset beta for Ulysses.
(3) Net debt for Ulysses includes term debt, notes payable, and cash & cash equivalents.
(4) Adjusted Equity Beta based on weekly beta estimates per Bloomberg using MSCI total returns index since June 18, 2021.
(5) Adjusted Equity Betas for high-yield issuers are adjusted by adding (0.30 x (1-Statutory Marginal Tax Rate) x (Book Value of Debt / Market Value of Equity)).
(6) Represents Post-High-Yield-Adjusted Equity Beta divided by 1 + ((1-Statutory Marginal Tax Rate) x (Book Value of Debt/Market Value of Equity)).

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Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Illustrative Ulysses Future Share Price Analysis Illustrative Future Share Price Analysis Illustrative Discounted Future Share Price Analysis ($ per share) ($ per share, discounted at an illustrative cost of equity of 9.5%) Ulysses 1-Year Median NTM EBITDA @ 9.8x Ulysses NTM EBITDA @ 7.7x (Current Consensus Multiple) $15.25 $13.20 $12.10 $11.50 $11.25 $11.50 $10.95 $9.50 $8.95 $8.05 $8.25 $7.65 $7.05 $7.05 Current YE 2026 YE 2027 YE 2028 Current YE 2026 YE 2027 YE 2028 NTM EBITDA $235 $246 $263 $283 Shown for illustrative and informational reference purposes and not as an indication of actual future trading prices or other results which will be affected by various factors, including financial performance and market conditions. This reflects an arithmetic exercise assuming the Company’s shares trade at an illustrative multiple range. 17 Source: Ulysses Forecasts, public filings, FactSet. Market data as of June 18, 2026. Note: Illustrative future share prices rounded to the nearest $0.05. Assumes impact from dividends; no planned share repurchases. Ulysses fiscal year ends the last Sunday closest to December 31.

Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Selected Mid-Cap Food Publicly Traded Companies Operational Benchmarking


Mid-Cap Food
Ulysses Consensus
Ulysses LRP
Post
Flowers Foods
The Marzetti Company
B&G Foods, Inc.
bellring brands
Simply Good
J&J Snack Foods
Firm Value* ($ in bn)
$1.8
$11.5
$3.4
$3.1
$2.3
$2.3
$1.4
$1.4
Revenue CAGR (CY2025A-CY2027E)
Median: 0.5%
2.7%
3.5%
0.5%
(0.5%)
0.9%(1)
1.2%(2)
2.3%
(3.2%)
(0.1%)
EBITDA CAGR (CY2025A-CY2027E)
Median: (2.1%)
5.4%
6.6%
1.0%
(6.1%)(3)
2.4%(1)(3)
(2.1%)(2)(3)
(12.7%)
(5.3%)
2.5%
EBITDA Margin (CY2026E)
Median: 16.4%
15.4%
15.3%
19.0%
9.8%(3)
16.4%(3)
16.7%(3)
13.6%
16.8%
11.5%

Source: Public filings and FactSet. Market data as of June 18, 2026.
Note: "*" denotes sort order.
(1) 2025A pro forma for acquisition of Bachan's. Assumes incremental $87mm in net sales and $14mm in EBITDA.
(2) 2025A pro forma for acquisition of Del Monte Foods' stock & broth businesses and divestitures of Green Giant Canada and Green Giant U.S. frozen vegetables businesses. Includes reported incremental net sales of $125 million and assumed incremental EBITDA of $20 million from Del Monte Foods' stock and broth businesses, and an assumed reduction in net sales in the amount of $240 million from Green Giant asset sales.
(3) EBITDA figures include add-back of stock-based compensation expense to align with Ulysses reporting. Assumes LFY % of sales applied to consensus forecast period for each company as applicable.

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Selected Mid-Cap Food Publicly Traded Companies Valuation Benchmarking Mid-Cap Food Ulysses Consensus Firm Value* ($ in bn) $1.8 $11.5 $3.4 $3.1 $2.3 $2.3 $1.4 $1.4 Firm Value / CY2026E EBITDA Median: 7.3x 9.6x (1) 7.9x 7.9x(1)  7.3x 6.7x (1) 7.1x 6.5x 7.8x Firm Value / CY2027E EBITDA Median: 7.3x 9.3x(1)  7.6x 7.8x (1) 7.3x 6.8x (1) 6.7x 7.3x 6.2x Source: Public filings and FactSet. Market data as of June 18, 2026. 19 Note: “*” denotes sort order. (1) EBITDA figures include add-back of stock-based compensation expense to align with Ulysses reporting. Assumes LFY % of sales applied to consensus forecast period for each company as applicable.

Revision by Citi’s Fairness Opinion Committee Selected Mid-Cap Food Precedent Transactions Firm Value / LTM EBITDA Median: 11.4x 19.9x(3)  17.8x 15.7x 11.1x (1) 12.5x (4)(5) 10.7x 9.6x (2) 11.4x 8.3x(4)  Ann. Date Feb-12 Jan-13 Jan-15 Oct-15 Dec-17 Feb-21 Sep-23 Jul-25 Nov-25 Target Acquirer Firm Value $2.7 $0.7 $1.2 $1.9 $6.3 $3.4 $5.5 $3.1 $2.9 ($bn) Source: Public filings, investor presentations, press releases, and Wall Street research. (1) Reflects multiple estimated by Stephens, Inc. research report published January 4, 2013. Assumes 16% margin on reported $370mm of sales and $6mm in D&A. (2) LTM EBITDA reflects mid-point of company-provided CY2014 guidance issued at time of announcement ($119-$120mm). (3) Reflects multiple based on company CY2017 guidance per investor presentation at time of announcement. 20 (4) LTM EBITDA includes add-back of stock-based compensation expense to align with Ulysses reporting. (5) LTM EBITDA reflects preliminary Q2 2025 Adj. EBITDA figure published at time of announcement.

Revision by Citi’s Fairness Opinion Committee U.S. 1-Day Premiums Paid Summary (All Cash Only Announced Deals) 50% 43% 37% Median: 40% 29% 2023 2024 2025 2026 All Deals (Count) 67 78 91 41 Source: Deal Point Data. 21 Note: All-cash transactions over $500mm involving U.S. public targets announced since January 1, 2023. Premiums are adjusted for pre-announcement rumors within one month or confirmed sale processes/merger talks within six months; only for deals with acquiror seeking to buy 50%+ in a deal; data as of June 2026.

Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Ulysses Analyst Ratings

Last 12 Months Ratings Evolution

(June 18, 2025 – June 18, 2026)


100%
75%
50%
25%
0%
$17.00
$13.29
$20
$10
$0
$12.00(1)
$7.05
27%
27%
27%
27%
27%
27%
27%
27%
27%
27%
27%
30%
30%
73%
73%
73%
73%
73%
73%
73%
73%
73%
73%
73%
70%
70%
Jun 25
Jul 25
Aug 25
Sep 25
Oct 25
Nov 25
Dec 25
Jan 26
Feb 26
Mar 26
Apr 26
May 26
Jun 26
Buy
Hold
Sell
Price
Target Price

Select Broker Price Targets & Valuation Methodologies(1)

Broker	Date	Rating	Target Price	Premium to Current	Valuation Methodology
TD Cowen	5/13/2026	Hold	$9.00	26%	8.5x FV / FY27 EBITDA Multiple
RBC	5/7/2026	Buy	15.00	110	Based on 80% DCF (~1% PGR, ~7% WACC) and 20% Precedent Transactions (~14x FV / EBITDA)
Barclays	5/7/2026	Buy	10.00	40	9.7x FV / FY26 EBITDA Multiple
UBS	5/7/2026	Hold	8.50	19	P / E and FV / EBITDA Multiple(2)
Stephens	5/7/2026	Buy	14.00	96	FV / EBITDA Multiple(2)
Jefferies	5/6/2026	Buy	14.00	96	~12x FV / FY27 EBITDA Multiple
Piper Sandler	5/6/2026	Buy	13.00	82	~10.5x FV / FY27 EBITDA Multiple
BTIG	5/6/2026	Buy	10.00	40	11x 24-Month Forward EPS
Mizuho	5/6/2026	Buy	14.00	96	~12x FV / CY2026E EBITDA
Oppenheimer	5/6/2026	Hold	*n/a*	*n/a*	*n/a*(2)
Bank of America	5/6/2026	Buy	11.00	54	~9.5x FV / FY27 EBITDA Multiple
Broker Median			**$12.00**	**70%**	

Source: Wall Street research, FactSet, and Bloomberg. Market data as of June 18, 2026.
(1) Excludes brokers who did not update post Q1 2026 earnings.
(2) Exact metrics for price target not disclosed.

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